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                                                                   EXHIBIT 10.42


                                      NOTE

$5,000,000.00                                              Boston, Massachusetts
                                                               February 27, 1998


  FOR VALUE RECEIVED, KOPIN CORPORATION, a Delaware corporation ("Borrower"), hereby promises to pay to the order of The Sumitomo Bank, Limited, a Japanese banking corporation ("Bank"), without counterclaim, offset or deduction, the principal sum of FIVE MILLION DOLLARS ($5,000,000) or, if less, the aggregate unpaid principal amount of all Disbursements (as defined in the Loan Agreement referred to below), in accordance with the terms of the Loan Agreement and to pay interest on the outstanding principal balance at the interest rates and at such times provided in the Loan Agreement and elected by Borrower and calculated in accordance with the terms of Loan Agreement. This Note is the Note referred to in the Loan Agreement, of even date herewith, between Borrower and Bank, and is subject to all of the terms and conditions of the Loan Agreement (which are incorporated herein by reference), including the rights of prepayment and the rights of acceleration of maturity. Terms used herein have the meanings assigned to those terms in the Loan Agreement, unless otherwise defined herein.

  The unpaid principal balance hereunder shall be paid in twenty (20) equal consecutive quarterly installments of principal (each installment being in an amount sufficient to amortize the outstanding principal balance of the Loan over a period of twenty (20) quarters, together with interest on the unpaid principal balance commencing from the Closing Date, payable on the first Business Day of each calendar quarter commencing with the first payment due on April 1, 1998 and continuing until December 31, 2002 (the "Maturity Date"), on which date Borrower shall make a final payment in an amount equal to all of the then unpaid principal of the Loan and all unpaid interest thereon, provided, however, that repayment of any or all of the outstanding principal balance hereunder and all accrued and unpaid interest thereon may be accelerated by Bank as hereinafter provided upon the occurrence of any failure to make any payment required under this Note and/or any Event of Default under the Loan Agreement. Any installment of interest only or of principal and interest paid more than five (5) days late or any other amount payable hereunder which is not paid when due will bear (and Borrower shall pay) interest (to the extent permitted by law) from such due date until such unpaid amount has been paid in full (whether before or after judgment) at a rate per annum equal to the Default Rate.

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  Borrower hereby authorizes Bank to record on schedule(s) annexed to this Note
(a) the date and amount of each portion of the Loan which constitutes a Eurodollar Rate Loan Portion or Prime Rate Loan Portion; (b) the term of the Interest Period for the Eurodollar Rate Loan Portion; (c) the interest rate or rates for each Eurodollar Rate Loan Portion or Prime Rate Loan Portion and the effective date(s) of all changes in such rates; (d) the date and amount of each interest only payment on each Eurodollar Rate Loan Portion or Prime Rate Loan Portion; and (e) the date and amount of each principal and interest payment on each Eurodollar Rate Loan Portion or Prime Rate Loan Portion and of each prepayment of principal made by Borrower, and Borrower agrees that all such notations shall constitute prima facie evidence of the matters noted. Bank's
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failure to record such information shall not reduce or affect the obligations of
Borrower hereunder or under the Loan Agreement.

  Upon the occurrence of any failure to make a payment required under this Note and/or any Event of Default under the Loan Agreement, Bank, at its option and without further notice, demand, or presentment for payment to Borrower, may declare immediately due and payable the unpaid principal balance and interest accrued thereon together with all other sums owed by Borrower under this Note and the Loan Documents (including, but not limited to attorneys' fees as provided below), anything in this Note and the Loan Documents to the contrary notwithstanding. Notwithstanding the foregoing, under certain circumstances as provided in the Loan Agreement or under applicable law, the unpaid principal balance and interest accrued thereon together with all other sums owed by Borrower under this Note and the Loan Documents (including, but not limited to, attorneys fees as provided below) shall automatically become due and payable. Payment of such sums may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to Bank in this Note or the Loan Documents. All amounts so accelerated under this Note or the Loan Documents, or all such amounts that become due and payable on the Maturity Date but remain unpaid, shall in each case (without need for further notice) bear interest from the date of such acceleration or the Maturity Date, as applicable, until the date such amounts are paid in full at a rate per annum equal to the Default Rate.

  Borrower shall make all payments hereunder in lawful money of the United States and in immediately available funds to Bank's account by means of a wire transfer addressed as follows: The Sumitomo Bank, Limited, Chicago Bank, ABA 071001850, through the

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Federal Reserve Bank of Chicago, Reference: Kopin Corporation. The computation of interest hereunder shall be on the basis of a 360 day year, for actual days elapsed.

  All agreements between Borrower and Bank, whether now existing or hereafter arising, are hereby limited so that in no event shall the interest charged hereunder or under the Loan Agreement or any other charges hereunder or under the Loan Agreement which may at any time be deemed to be interest or agreed to be paid to Bank exceed the maximum amount permissible under applicable law. Bank shall be entitled to amortize, prorate and spread throughout the full term of this Note all interest paid or payable so that the interest paid does not exceed the maximum amount permitted by law. In the event that the total liability for payments of interest and payments in the nature of interest, including without limitation, all charges, fees or other sums which may at any time be deemed to be interest, shall for any reason whatsoever, result in an effective rate of interest that for any interest payment period exceeds the amount which Bank may lawfully collect, then the interest rate shall automatically be reduced to the maximum rate permitted by law and all sums in excess of those lawfully collectible as interest for the period in question shall, without further notice to any party hereto, be applied as a premium-free reduction of the principal balance, provided, however, that Bank may, at any time, and from time to time, elect, by notice in writing to Borrower, to waive, reduce or limit the collection of any sums (or refund to Borrower any sums collected) in excess of those lawfully collectible as interest rather than accept such sums as prepayment of the principal balance.

  Borrower shall pay all reasonable fees, costs and expenses, including reasonable attorneys' fees, incurred by Bank in the preparation and negotiation of this Note and the Loan Documents and in the enforcement or attempt to enforce any of Borrower's obligations hereunder not performed when due, whether or not any legal action is actually filed, litigated or prosecuted to judgment of award. This Note shall be governed by, construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

  Time is of the essence in the performance of the obligations evidenced by this Note. In the event that Borrower defaults under this Note, or an Event of Default occurs under the Loan Agreement, Bank shall have all of the rights and remedies provided for in any of the Loan Documents or at law or in equity. The remedies of Bank shall be cumulative and may be exercised from time to time. No failure on the part of Bank or the holder of the Note to exercise, and no delay in exercising, any right

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shall operate as a waiver thereof, nor will any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower hereby waives diligence, presentment for payment, demand, notice of demand, notice of non-payment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, except such notices as are required under the terms of any of the Loan Documents.

  If this Note is destroyed, lost or stolen, Borrower shall deliver a new note to Bank on the same terms and conditions as this Note, with all appropriate schedules annexed thereto, in substitution of the prior Note. Bank shall furnish to Borrower reasonable evidence that the Note was destroyed, lost or stolen, and any security or indemnity that may be reasonably required by Borrower in connection with the replacement of the Note.

  Executed as an instrument under seal as of the day and date referred to above.

                                          KOPIN CORPORATION


                                          By: /s/ Paul J. Mitchell
                                          Name:  Paul J. Mitchell
                                          Title: CFO

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